SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 17, 2006

Date of Report

August 11, 2006

(Date of earliest event reported)

AIMS™ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-86711	87-0567854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Eaton Place, Suite 450, Fairfax, VA  22030

(Address of principal executive offices, including zip code)

703-621-3875

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

Liberty Investment and Trust Fund, LP Agreement

On August 11, 2006, the Company entered a Preferred Stock Purchase Agreement, (the “Agreement”), with Liberty Investment and Trust Fund, LP.  Under the Agreement, Liberty will purchase 1,000,000 shares of the Company’s Series A Preferred Stock at a price of $1,690,000, receive 3,800,000 shares of the Company’s Series A Preferred Stock as an incentive and will have the option to purchase 500,000 shares of the Company’s Series A Preferred Stock at a price of $900,000.  Liberty also received warrants to purchase shares of the Company’s Series A Preferred Stock as follows: 2,000,000 shares at $2.00; 2,000,000 shares at $4.00 and 2,000,000 shares at $6.00.  The Series A Preferred Stock is convertible into common stock of the Company in the ratio of 5 shares of common for each share of Series A Preferred Stock, however, at no time can the Liberty position in the Company exceed 4.99% of the Company’s total issued and outstanding common shares.

As a condition of the Agreement, the Company will pay Lerota, LLC, who acted as the facilitator of the transaction between the Company and Liberty, a cash fee of $300,000, a due diligence fee of $10,000 and a warrant for 2,400,000 shares of common stock with an exercise price of $0.083 per share.

Upon exercise of the Liberty option to purchase 500,000 shares of the Company’s Series A Preferred Stock, Lerota, LLC will receive a cash fee of $100,000 and a warrant to purchase 125,000 shares of common stock at an exercise price of $0.40 per share.

In the event the Company fails to meet the minimum EBITDA threshold as measured from August 11, 2006 through December 31, 2006, of greater than $3,000,000, the Company is obligated to pay a penalty in the form of 1,200,000 shares of the Company’s Series A Preferred Stock to Liberty and provide a warrant to Lerota, LLC for the purchase of 300,000 common shares at an exercise price of $0.083 per share.

The Agreement requires the Company to register the shares of common stock underlying the Series A Preferred Stock with the Securities and Exchange Commission on Form SB-2.

The Liberty option to purchase 500,000 shares of the Company’s Series A Preferred Stock expires on August 10, 2007.  All warrants expire on August 10, 2011.

The Company intends to use the proceeds from the sale of the Series A Preferred Stock for acquisitions and working capital.

IKON HOLDINGS, INC. Agreement

On August 11, 2006, the Company entered a Securities Purchase Agreement with IKON HOLDINGS, INC. (“IKON”) for the purchase of 55% of the membership interests in IKON Public Affairs Group, LLC, (“IPAG”).  At closing, IKON will contribute all of its operating assets and liability to IPAG in exchange for f100% of the membership interests in IPAG.  The purchase price for the 55% interest is $2,970,000 which may be adjusted pursuant to certain conditions.  The purchase price is payable as follows:  $500,000 in cash, approximately $985,000 in the form of a promissory note bearing interest at the rate of 6% per annum which is due and payable on December 31, 2006, and the balance of the purchase price to be paid with 1,650,000 shares of restricted common stock of the Company valued at $0.90 per share ($1,485,000).

The IKON Agreement contains piggy-back registration rights for the shares of the Company’s restricted common stock to be issued to IKON.

IKON Public Affairs Group, LLC is a limited liability company formed under the laws of Delaware.  Post-closing, IPAG, through its offices in Washington, D.C., and Denver, Colorado, will continue the business previously conducted by IKON Holdings, Inc., providing consulting services in connection with lobbying, political campaigns, and issue advocacy.

Advocacy.  IKON’s work in issue advocacy incorporates developing public/private partnerships creating and activating third-party support, implementing grassroots and grass tops programs, executing paid and earned media plans and recruiting and developing membership.

Campaigns.    IKON’s political campaign experience covers a wide range of activities, with special emphasis on communications strategies and content. IKON’s initiative and referenda campaigns have been particularly directed at complex quality of life and constitutional issues such as tax, transit, gaming, growth and constitutional ballot measures. IKON has also served as principal advisors to candidates at the federal, state and local level.

IKON applies clutter-cutting tactics to developing overall One-2-OneTM directed campaign strategies, timelines and plans, creating public research programs and instruments, providing creative oversight of direct mail, television and radio advertising and producing and placing media.

Lobbying.  A key area of success for IKON clients is in the federal appropriations process. IKON is registered with the Ethics Committees of the Senate and the House of Representatives on behalf of each client it represents. In addition to appropriations, IKON has helped clients shape legislative agendas that advance medical research, technologies, policies or rulings in support of the client organizational missions.

Specifically, IKON’s work as federal lobbyists involves preparation of legislative language, strategic counseling in preparation of plans and timelines, direct and ongoing contact with all appropriate members of Congress and their staffs, ongoing monitoring of legislative developments, assistance with activating and leveraging political contact with congressional members and staff and drafting and submitting all necessary supporting documents and materials.

Closing of the IKON agreement is scheduled to occur on August 31, 2006 subject to completion of due diligence and payment of the purchase price.

Target America, Inc. Agreement

On August 11, 2006, the Company entered a Securities Purchase Agreement with James F. and Linda P. McGee, the owners of all the common stock of Target America, Inc., a Virginia corporation.  The purchase price is $2,000,000 for all the common stock of Target America which is payable as follows: $550,000 cash; $250,000 in restricted common shares of the Company, which is 277,778 shares valued at $0.90 per share; $1,200,000 in the form of a promissory note at 6% interest, secured by 600 shares of Target America, Inc. common stock, due and payable six months from closing.

The Sellers have the right to be paid up to an additional aggregate $800,000 in restricted common shares of the Company upon the achievement of certain milestones as defined in the Agreement.

The Agreement requires the Company to enter an employment agreement with James McGee for a term of three years with final terms of the employment agreement to be negotiated amongst the parties.

Based in Fairfax, Virginia, with offices in Indianapolis, Indiana, and Chicago, Illinois, Target America was founded in 1995, under the laws of the Commonwealth of Virginia, to meet the rapidly changing needs of non-for-profit charity and philanthropy fundraising professionals. The company is a constant innovator in the field of contributor and donor prospect research, developing and launching a completely online prospect screening service in 2003. Target America continues to upgrade and develop this tool, which now includes a wide range of services from automated Internet research to an integrated moves management system to serve not only the not-for profit community, but business, commerce and financial institutions as well.

Target America’s data base is culled from 75 data sources and contains more than seven million records of the wealthiest and most generous people in the nation -- the top five percent in terms of income, assets, and philanthropic history. Ninety-four percent of the individuals on the database give more than $5,000 a year to charities. Target America focuses not only on high-profile, corporate America, but includes emerging sources of wealth such as minority-owned business and women entrepreneurs.

Target America's flagship product, the Enterprise Program, requires no special skills or software; all that is needed is Internet access to connect to Target America’s secure site. Information is available from any location, 24 hours a day, 7 days a week. The information is automatically updated.

Special programs include the powerful Internet search tool Target Tiger that allows clients to search the Internet for information not included in the Target America database.

The company’s Relationship Program identifies client donors who are affiliated with public or privately held companies or foundations. Target America Clients also have the ability to research property information on any property in the U.S. through the premier supplier of home and property information in the U.S.

Target America provides free training and ongoing support for all of its programs and offers a low, fixed-price annual license for unlimited use.

The company is extremely sensitive to the importance of confidentiality and maintains the highest standards of security in handling data: Internet transactions are protected by VeriSign, which encrypts and verifies data; computers are housed at Verio, a worldwide leader in web hosting, which provides state-of-the-art security and the company meets all criteria set forth in Graham Bleach Bliley, The Fair Credit Trade Reporting Act and HIPAA.

Target America’s Enterprise Program brings together all of its programs and creates a simple, accurate prospect research tool for nonprofit organizations. The program uses easy point-and-click technology to access Target America profiles, relationship reports (lists of friends of donors who are connected via business, a profession, or a foundation, and who also appear on the Target America database), live links to further information about prospects including property valuations, SEC filings, business news, full biographies from Marquis Who's Who in America (if available), summarized reports of information discovered by the powerful Internet research tool, Target Tiger; individual FEC contributions; preferred e-mail addresses and an integrated moves management system.

Target America has created several specialty Enterprise Programs:

The Healthcare Industry Enterprise Program constantly monitors inpatient and outpatient admissions to cultivate newly identified prospects, upgrade donors with newly identified capability and retain top donors.

The Campaign/Political Action Enterprise program allows campaigns and PACs to pinpoint the top prospects and create target campaigns with the goal of receiving maximum size gifts from the maximum number of individuals, while spending less money on mailings and phone campaigns.

The Wealth Profiler Program for Financial Services provides continuous access to factual information about the assets, investments, company connections and details about nonprofit and political giving and helps financial professionals highlight opportunities within their existing customer bases.

Closing of the Target America, Inc. Agreement is contingent on completion of due diligence and payment of the purchase price.

Item 1.02

Termination of a Material Definitive Agreement.

On August 11, 2006, the Company terminated its Standby Equity Distribution Agreement with Cornell Capital Partners, LP to provide up to $35 million of funding to the Company to be drawn down over a 24-month period at the Company’s discretion.  The terms of the Agreement were previously reported in Form 8-K which was filed with the Securities and Exchange Commission on April 28, 2005.

The decision to terminate the agreement with Cornell was based upon the agreement with Liberty reported above.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are included with this report on Form 8-K.

Exhibit Number

Title

4

Series A Preferred Stock Designation

10.01

Liberty Preferred Stock Purchase Agreement

10.02

Liberty Stock Purchase Agreement Exhibits

10.03

Liberty Registration Rights Agreement

10.04

Liberty Escrow Agreement

10.05

Liberty Warrants

10.06

Lerota Warrants

10.07

Ikon Securities Purchase Agreement

10.08

Ikon Promissory Note

10.09

Ikon Registration Rights Agreement

10.10

Target America, Inc. Stock Purchase Agreement

10.11

Target America, Inc. Pledge Agreement

10.12

Target American, Inc. Promissory Note

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS™ WORLDWIDE, INC.

Date:  August 17, 2006

By: /s/ Gerald Garcia, Jr.

Gerald Garcia, Jr.

President and Chief Executive Officer

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